Exhibit 99.2

December 22, 2021

Landmark Infrastructure Partners GP LLC

Re: Resignation

To Whom It May Concern:

Effective as of, and contingent upon, the Closing (as defined in that certain Transaction Agreement, dated as of August 21, 2021 (the “Transaction Agreement”), by and between Infrastructure REIT LLC/Landmark Infrastructure Inc., LM DV Infrastructure, LLC, LM Infra Acquisition Company, LLC, Landmark Infrastructure Inc., Landmark Dividend LLC, Digital LD MergerCo LLC, Digital LD MergerCo II LLC, Landmark Infrastructure Inc., Landmark Infrastructure Partners LP and Landmark Infrastructure Partners GP LLC (the “GP”)), I hereby resign from my position as an independent director of the GP. Such resignation shall take effect immediately upon the Closing without the need for any further action, requirement, or acceptance by me or any individual or entity and the GP may take all necessary actions to effectuate the above resignation. Notwithstanding the foregoing, nothing in this letter shall prejudice, limit, alter or waive my rights as a director of the GP or otherwise as a Covered Person (as defined in the Transaction Agreement) under the Transaction Agreement or any other existing agreements and arrangements, including, without limitation, with respect to compensation, indemnification, exculpation and advancement of expenses, elimination of liability, exculpation from liabilities and insurance.

/s/ Gerald A. Tywoniuk
Gerald A. Tywoniuk

Resignation Letter